UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014 zulily, inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36188	27-1202150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Elliott Avenue, Suite 200
Seattle, Washington		98121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 779-5614

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2014, zulily, inc. (the “Company”) held its 2014 Annual Meeting of Stockholders at its offices located at 2200 First Avenue South, Seattle, Washington, 98134 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2014. The following is a brief description of each matter voted upon and the certified voting results, including the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, if applicable, with respect to each matter.
Proposal No. 1. Stockholders elected each of the two nominees for Class I director to serve until the Company’s 2017 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified. The final voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
John Geschke	1,018,901,558	27,960	2,013,582
Mark Vadon	1,016,062,160	2,867,358	2,013,582
Proposal No. 2. Stockholders ratified the selection by the Audit Committee of the Company's Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2014. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,020,711,043	210,411	21,646	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

zulily, inc.

Dated: May 22, 2014
	By:	/s/ Marc Stolzman
Marc Stolzman
Chief Financial Officer